Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-281607) and Form S-8 (Nos. 333-241700, 333-264747, 333-217741, 333-205338, 333-187346, 333-174758, 333-163832, 333-140624, 333-121006, 333-231163, and 333-272119) of Vericel Corporation of our report dated February 27, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 27, 2025